                                                                   Exhibit 99.1

                                                       CONTACTS: Mary K. Talbot
                                                                 (401) 245-8819


                     SLADE'S FERRY BANCORP REPORTS EARNINGS

SOMERSET, Mass. (October 18, 2006) -- Slade's Ferry Bancorp (the "Company") (NASDAQ Capital Market: SFBC), parent company of Slade's Ferry Trust Company (the "Bank"), announced that its net income for the quarter ended September 30, 2006 was $1.0 million or $0.25 per share (diluted), an increase of 15.9% over net income for the quarter ended September 30, 2005, which totaled $900,000 or $0.22 per share (diluted). For the nine months ended September 30, 2006, net income was $2.6 million or $0.62 per share (diluted), a decrease of 9.6% from net income for the nine months ended September 30, 2005, which totaled $2.8 million or $0.69 per share (diluted).

Net income increased by $143,000 for the three months ended September 30, 2006 as compared to the same period in 2005. This increase was primarily attributable to a $182,000 increase in net interest income and a $130,000 increase in non-interest income partially offset by an increase of $56,000 in non-interest expense. Net income decreased by $272,000 for the nine months ended September 30, 2006 when compared to the year earlier period. Increases in both net interest income and non-interest income of $268,000 and $270,000, respectively, were more than offset by an increase in non-interest expense of $821,000, or 7.7%, to $11.4 million for nine months ended September 30, 2006. A large part of this increase was attributed to the outsourcing of substantial portions of back office operations to minimize risk, increase efficiency and utilize advanced technologies which were partially offset by savings in salary expenses. Also included in the non-interest expense component were increases of $49,000 for the three month period and $185,000 for the nine month period attributable to the additional compensation expense incurred with the implementation of FAS 123R, Accounting for Stock Based Compensation.

Non-interest income increased by $130,000 and $270,000, respectively, for the three and nine month periods ended September 30, 2006. These increases were primarily attributable to an increase in fees and other service charges on deposit accounts resulting from the introduction of an overdraft protection program in October, 2005. Non-interest income for the nine month period was negatively affected by net security losses of $150,000 that were primarily the result of a reinvestment strategy in June, 2006 designed to improve the net interest margin.

Net loans totaled $426.4 million at September 30, 2006, an increase of 4.1% over $409.6 million at December 31, 2005. As a result of loan growth, total interest and dividend income increased from $7.5 million for the quarter ended September 30, 2005, to $8.7 million for the quarter ended September 30, 2006, an increase of 16.5%. For the nine months ended September 30, 2006, total interest and dividend income was $24.6 million, compared to $21.2 million for the nine months ended September 30, 2005, an increase of 15.8%. This growth in an environment with an inverted yield curve and low yielding loans and investments, combined with intense competition for deposits, has compressed our net interest margin from 3.41% for the nine months ended September 30, 2005 to 3.32% for the nine months ended September 30, 2006.

"We are pleased that our solid loan growth has allowed us to maintain our strong net interest margin in the face of ever-expanding competition for a shrinking deposit base," said President and CEO Mary Lynn Lenz.

Total consolidated assets increased from $585.9 million at December 31, 2005 to $607.8 million at September 30, 2006, an increase of 3.7%. Deposits increased from $415.8 million at December 31, 2005 to $422.7 million at September 30, 2006, an increase of 1.6%.

Total stockholders' equity at September 30, 2006 was $50.7 million compared to $48.9 million at December 31, 2005, an increase of 3.9%. Book value per share was $12.29 at September 30, 2006 as compared to $11.82 at December 31, 2005. Both the Company and the Bank maintain capital levels sufficient to be considered "well-capitalized" under applicable regulatory capital guidelines and requirements.

The Company declared a $0.09 dividend to common shareholders of record on September 19, 2006, which is payable on October 20, 2006.

Slade's Ferry Bancorp was founded to serve community-banking needs with both personal and commercial products and services. With approximately $608 million in assets and nine retail branches in Southeastern Massachusetts, Slade's Ferry is a trusted community partner to both business and personal banking customers. Traded on the NASDAQ Capital Market as SFBC, Slade's Ferry Bancorp can also be found on the web at www.sladesferry.com and in seven Massachusetts communities
- Assonet, Fairhaven, Fall River, New Bedford, Seekonk, Somerset and Swansea.

                                     # # #

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of the company's capital and asset quality. Other such statements may be identified by words such as "believes," "will," "expects," "project," "may," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Slade's Ferry Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectation expressed in our forward-looking statements: (1) enactment of adverse government regulations (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and specifically the strength of the New England economics may be different than expected, resulting in, among other things, a deterioration in overall credit quality and borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the Bank's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses; (4) changes in the interest rate environment may reduce interest margins and adversely impact net interest income and (5) changes in assumptions used in making such forward-looking statements. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Slade's Ferry Bancorp's actual results could differ materially from those discussed. All subsequent written and oral forward-looking statements attributable to Slade's Ferry Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. Slade's Ferry Bancorp does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made.

                     Slade's Ferry Bancorp. and Subsidiary
                          Consolidated Balance Sheets
                                  (Unaudited)

                                                               September 30, 2006      December 31, 2005
                                                               ------------------      -----------------
Assets                                                                       (In thousands)
------

Cash and due from banks                                             $ 11,841                $ 17,782
Interest-bearing demand deposits with other banks                      1,102                      36
Federal funds sold                                                     2,000                   2,200
                                                                    --------                --------
      Cash and cash equivalents                                       14,943                  20,018
Interest-bearing certificates of deposit with other banks                100                     100
Securities available for sale                                        107,409                  94,298
Securities held to maturity                                           25,752                  29,306
Federal Home Loan Bank stock, at cost                                  6,856                   6,304
Loans, net                                                           426,430                 409,610
Premises and equipment, net                                            5,710                   5,917
Goodwill                                                               2,173                   2,173
Accrued interest receivable                                            2,459                   2,298
Bank-owned life insurance                                             12,204                  11,884
Other assets                                                           3,732                   4,006
                                                                    --------                --------
                                                                    $607,768                $585,914
                                                                    ========                ========

Liabilities and Stockholders' Equity
------------------------------------

Deposits:
  Noninterest-bearing                                               $ 76,638                $ 80,705
  Interest-bearing                                                   346,033                 335,141
                                                                    --------                --------
      Total deposits                                                 422,671                 415,846
Short-term borrowings                                                      -                   7,000
Long-term borrowings                                                 120,938                 100,865
Subordinated debentures                                               10,310                  10,310
Accrued expenses and other liabilities                                 3,092                   3,038
                                                                    --------                --------
      Total liabilities                                              557,011                 537,059
Stockholders' equity:
  Common stock                                                            42                      41
  Additional paid-in capital                                          31,463                  31,014
  Retained earnings                                                   20,446                  18,998
  Accumulated other comprehensive loss                                  (719)                 (1,198)
  Unearned compensation                                                 (475)                      -
                                                                    --------                --------
      Total stockholders' equity                                      50,757                  48,855
                                                                    --------                --------
                                                                    $607,768                $585,914
                                                                    ========                ========

                     Slade's Ferry Bancorp. and Subsidiary
                       Consolidated Statements of Income
                                  (Unaudited)

                                                                     Three Months Ended September 30,
                                                                           2006            2005
                                                                          ------          ------
                                                                         (In thousands, except per
                                                                                share data)

Interest and dividend income:
  Interest and fees on loans                                              $7,077          $5,943
  Interest and dividends on securities                                     1,562           1,471
  Other interest                                                              54              48
                                                                          ------          ------
      Total interest and dividend income                                   8,693           7,462
Interest expense:
  Interest on deposits                                                     2,616           1,672
  Interest on Federal Home Loan Bank advances                              1,196           1,142
  Interest on subordinated debentures                                        217             166
                                                                          ------          ------
      Total interest expense                                               4,029           2,980
                                                                          ------          ------
Net interest and dividend income                                           4,664           4,482
Provision for loan losses                                                      -              44
                                                                          ------          ------
Net interest income, after provision for loan losses                       4,664           4,438
Noninterest income:
  Service charges on deposit accounts                                        373             203
  Loss on sales of assets                                                     (5)             (1)
  Gain on sales of loans                                                       -              50
  Gain on sales and calls of available-for-sale securities, net               19              10
  Other income                                                               345             340
                                                                          ------          ------
      Total noninterest income                                               732             602
Noninterest expense:
  Salaries and employee benefits                                           2,044           2,148
  Occupancy and equipment expense                                            478             444
  Other expense                                                            1,216           1,090
                                                                          ------          ------
      Total noninterest expense                                            3,738           3,682
                                                                          ------          ------
Income before income taxes                                                 1,658           1,358
Provision for income taxes                                                   615             458
                                                                          ------          ------
      Net income                                                          $1,043          $  900
                                                                          ======          ======

Earnings per share:
  Basic                                                                   $ 0.25          $ 0.22
                                                                          ======          ======
  Diluted                                                                 $ 0.25          $ 0.22
                                                                          ======          ======

                     Slade's Ferry Bancorp. and Subsidiary
                       Consolidated Statements of Income
                                  (Unaudited)

                                                            Nine Months Ended September 30,
                                                                 2006              2005
                                                               -------           -------
                                                               (In thousands, except per
                                                                      share data)

Interest and dividend income:
  Interest and fees on loans                                   $20,197           $16,937
  Interest and dividends on securities                           4,247             4,075
  Other interest                                                   136               216
                                                               -------           -------
      Total interest and dividend income                        24,580            21,228
Interest expense:
  Interest on deposits                                           6,783             4,288
  Interest on Federal Home Loan Bank advances                    3,561             3,127
  Interest on subordinated debentures                              612               457
                                                               -------           -------
      Total interest expense                                    10,956             7,872
                                                               -------           -------
Net interest and dividend income                                13,624            13,356
Provision for loan losses                                           39               109
                                                               -------           -------
Net interest income, after provision for loan losses            13,585            13,247
Noninterest income:
  Service charges on deposit accounts                            1,032               623
  Gain (loss) on sale of assets                                     (5)               51
  Gain (loss) on sales and calls of available-for-sale
   securities, net                                                (150)               27
  Gain on sales of loans                                             -                50
  Other income                                                   1,104               960
                                                               -------           -------
      Total noninterest income                                   1,981             1,711
Noninterest expense:
  Salaries and employee benefits                                 6,442             6,243
  Occupancy and equipment expense                                1,461             1,253
  Other expense                                                  3,537             3,123
                                                               -------           -------
      Total noninterest expense                                 11,440            10,619
                                                               -------           -------
Income before income taxes                                       4,126             4,339
Provision for income taxes                                       1,550             1,491
                                                               -------           -------
      Net income                                               $ 2,576           $ 2,848
                                                               =======           =======

Earnings per share:
  Basic                                                        $  0.62           $  0.69
                                                               =======           =======
  Diluted                                                      $  0.62           $  0.69
                                                               =======           =======